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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 19, 1996 relating to the financial statements of Brooks Automation, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule appearing on page 38 of the Brooks Automation, Inc. Annual report on Form 10-K/A for the year ended September 30, 1996, which is incorporated by reference in this Registration Statement, when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ Price Waterhouse LLP
Price Waterhouse LLP

Boston, Massachusetts
August 26, 1997